UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 4, 2005, Syntroleum Corporation (the “Company”) and Marathon Oil Company (“Marathon”) amended the terms of two outstanding secured promissory notes (the “Notes”) between the Company, as borrower, and Marathon, as lender, to extend the maturity dates of the Notes from June 30, 2005 to June 30, 2006. Syntroleum and Marathon entered into the Notes on May 8, 2002 and February 1, 2003 in the amounts of $19.0 million and $2.3 million, respectively, in connection with the funding of the Company’s demonstration plant located at the Tulsa Port of Catoosa as part of the U.S. Department of Energy’s Ultra-Clean Fuels Production and Demonstration Project. The material terms of the Notes are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations” in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

10.1	Amendment No. 2 to the Secured Promissory Note between the Company and Marathon Oil Company dated May 8, 2002, effective as of March 4, 2005.

10.2	Amendment No. 2 to the Secured Promissory Note between the Company and Marathon Oil Company dated February 1, 2003, effective as of March 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: March 4, 2005	By:	/s/ Greg G. Jenkins
Greg G. Jenkins
Executive Vice President, Finance & Business Development and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Amendment No. 2 to the Secured Promissory Note between the Company and Marathon Oil Company dated May 8, 2002, effective as of March 4, 2005.

10.2	Amendment No. 2 to the Secured Promissory Note between the Company and Marathon Oil Company dated February 1, 2003, effective as of March 4, 2005.